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                                                                     EXHIBIT 5.1


                               (FORM OF OPINION)

       [MEADOWS, OWENS, COLLIER, REED, COUSINS, AND BLAU, LLP LETTERHEAD]

                               ____, 1998


Mr. Robert E. Mead
Chief Executive Officer
Silverleaf Resorts, Inc.
1221 Riverbend, Suite 120
Dallas, Texas 75247


          Re:       Silverleaf Resorts, Inc., a Texas corporation
                    (the "Company") Registration Statement on Form S-1 (File No.___________)

Ladies and Gentlemen:

          In connection with the registration of up to a maximum of 2,875,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on or about March ___, 1998 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          We have acted as counsel for the Company in connection with the matters described herein. In our capacity as counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and representations from the officers of the Company upon which we believe we are justified in relying and on various certificates from, and the documents recorded with, the Secretary of State of Texas, including the Articles of Incorporation of the Corporation, the Second Amended and Restated Articles of Incorporation filed with the Secretary of State on May 15, 1997 (the "Charter"). We have also examined the current Bylaws of the Company (the
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        [MEADOWS, OWENS, COLLIER, REED, COUSINS, & BLAU, LLP LETTERHEAD]


Silverleaf Resorts, Inc.
________________, 1998
Page 2


"Bylaws") and Resolutions of the Board of Directors of the Company adopted on or before ______ ______, 1998 and remain in full force and effect on _____ ____, 1998; and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

     We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so.

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the Shares have been duly authorized by all necessary corporation action on the part of the Company, and the Shares will, upon issuance and delivery in accordance with the terms and conditions described in the Registration Statement against payment of the purchase price therefore as determined by the Board of Directors of the Company or a committee thereof, be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement. We also consent to the identification of our firm as counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

     The opinions expressed herein are limited to the laws of the state of Texas and we express no opinion concerning any laws other than the laws of the State of Texas. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

     The opinions expressed in this letter are solely for your use and may not be relied upon by any other person without our prior written consent.

                                             Very truly yours,